Exhibit 10.41

LEAVE AND LICENSE AGREEMENT

THIS LEAVE AND LICENSE AGREEMENT (hereinafter referred to as “Agreement”) is made and entered into at Mumbai on this 20th day of December, 2010 by and between

M/S. LAKE VIEW DEVELOPERS, a Partnership Firm duly registered under the provisions of the Indian Partnership Act 1932, and having their Principal and Registered Office at 514, Dalamal Towers, Nariman Point, Mumbai – 400 021, hereinafter referred to as the “LICENSOR” (which expression shall unless it be repugnant to the context or the meaning thereof be deemed to mean and include the existing and future partners of the said Firm, their survivors, heirs, executors, administrators and their successors and assigns) of the ONE PART;

AND

M/S. LIONBRIDGE TECHNOLOGIES (P) LTD., a Company incorporated and registered under the provisions of the Companies Act, 1956, and having its Registered office at 6th Floor, Spectra, Hiranandani Business Park, Powai, Mumbai – 400076 hereinafter referred to as the “LICENSEE” (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include its successor/s and permitted assigns) of the OTHER PART:

The term “Licensor” and the “Licensee” are hereinafter for the sake of brevity and convenience individually referred to as the Party and collectively as Parties.

WHEREAS the Licensor is the owner of and/or otherwise well and sufficiently entitled to a commercial premises bearing No. 101 and 102 admeasuring about 19,283 built up area on the 1st floor being fully furnished and a commercial premises admeasuring about 64,833 sq. ft. (built up) on the 5th and 6th floor being bare shell of the building known as “SPECTRA”, admeasuring in aggregate 84,116 square feet of built up area having 75% of efficiency, situated at Hiranandani Gardens, Powai, Mumbai – 400 076 and lying and being on land bearing CTS Nos.15A, 15/B, 15/C, 15/D, 15/E and 15/F of Village Powai, within the Mumbai Suburban District (herein referred to as the “LICENSED PREMISES”).

AND WHEREAS at the request of the Licensee, the Licensor has agreed to give to the Licensee the said Premises on leave and license basis on the terms and conditions hereinafter stated.

NOW IT IS HEREBY AGREED BY AND BETWEEN THE PARITES HERETO AS FOLLOWS:

1.

The Licensor hereby grants to the Licensee, Leave and License to occupy and use the Licensed Premises admeasuring in aggregate 84,116 square feet of built up area on the 1st floor being fully furnished, 5th and 6th floor being bare shell of the building known as “SPECTRA” situated and lying and being at Hiranandani Gardens, Powai, Mumbai 400 076 and more particularly described in the Schedule hereunder written, lying and being on land bearing CTS Nos.15A, 15/B, 15/C, 15/D, 15/E and 15/F of Village Powai, within the Mumbai Suburban District and which is shown verged in red on the floor plan thereof hereto annexed as Annexure “A” for a total period of 36 (Thirty-six) months commencing from 1st January 2011 (“Commencement Date”) up to 31st December 2013 (“Expiry Date”) (hereinafter together referred to as the “License Period”) which can be renewed at the option of the Licensee for an additional period of up to 24 (Twenty-four) months as per the commercial terms referred in Annexure-1 attached herewith. The entire License Period of 36 months shall be a lock in period, during which neither party shall be allowed to terminate the Agreement (except for non-compliance, non-performance of any of the term/s and condition/s of the Agreement by the Licensee, the Licensor can terminate the Agreement). The aforesaid premises is to be used as an Office purpose for IT/ITES usage and the Car parking spaces are to be used for parking vehicles of the staffs/ employees of the Licensee . The said office premises along with the Car parking spaces are hereinafter, for the sake of brevity and convenience, collectively referred to as “the LICENSED PREMISES”. The Parties hereto further agree that the Licensee shall be entitled to make improvements into the Licensed Premises bearing no. 101 & 102 on the first floor as per the Licensee’s requirement. However, either the Licensee shall have to leave all such improvements except for all modular and movable fixtures and furniture belonging to the Licensee while vacating and handing over the Licensed Premises to the Licensor at the time of termination and/or early determination of these present or the Licensee shall take over the existing fixtures and furniture from the Licensor on a later date against the mutually agreed consideration to be paid by the Licensee to the Licensor.

2.	During the subsistence of the License, the Licensor shall provide to the Licensee one covered car parking space per 1,000 square feet or fraction thereof at no additional cost. The Licensor shall designate the space for car parking in the basement of the building. Presently, the licensor has allotted to the licensee 60 covered car parks at the stilt level and 18 open car parks at the podium level aggregating to a total of 78 car parks. In case the Licensee requires additional car parking space then it shall be provided by the Licensor at an additional cost of Rs. 5,000/- (Rupees Five Thousand Only) per car park per month plus service tax as applicable, subject to availability for the same.

3.	Further, the Licensor have also provided and shall continue to provide throughout the License Period, to the Licensee, an area on the terrace of the licensed premises for installing the air conditioning plant of the Licensee and have also provided covered air handling unit space on the terrace, with air conditioning shaft from the terrace to the licensed premises at no additional cost.

4.	It is agreed between the parties that the licensed premises shall be used for office purpose for the IT/ITES operations only by the Licensee and its staff members and/or by its subsidiary, affiliates, parent, partner, client and vendor companies and by no other person/s.

5.

In consideration of the Licensor permitting the Licensee to use and occupy the licensed premises, the Licensee shall pay to the Licensor on or before 10th day of every month (“due date”) a lump-sum amount of Rs. 72,32,797/-. (Rupees Seventy-two Lakh Thirty-two Thousand Seven Hundred and Ninety-seven Only) plus service tax as a license fee, which is inclusive of the general maintenance charges and outgoings, for the chargeable area and can be paid to the Licensor, after the Tax Deducted at Source, under the provisions of the Income Tax Act, the illustrative table thereof showing the increase into the license fee inclusive of the general maintenance charges and outgoings is attached herewith and marked as Annexure-1. The Parties hereto agree that the License fee shall be paid in advance on or before 10th of every month failing which an interest of 18% (Eighteen percent) per annum shall be charged to the Licensee till the realization of the same by the Licensor. The Licensor agrees that the license fee will be payable by the Licensee from the commencement date till the expiry of the licensed period, as per what is mentioned herein. The Licensor agrees that no additional charges will be levied towards any maintenance and outgoings which costs have been built in to the License fee.

6.	The Licensor shall pay the present Property / Municipal taxes estimated @ Rs. 3.08/- sq. ft., at the date hereof, in respect of the Licensed Premises. However, all increases and/or additional property taxes etc, over and above the current rates shall be paid by the Licensee. The Licensor shall provide documentary evidence of any such increase and the Licensee has agreed to make payment of such increased taxes on monthly advance basis along with the payment of the License fee, subject to same remedy/terms as the License fee.

7.

The Licensee have deposited with the Licensor a sum of Rs.4,20,00,000/- (Rupees Four Crore Twenty Lakh Only) as Refundable, interest free Security Deposit (hereinafter referred to as “Security Deposit”) which is paid before the execution of this Agreement. The said Security Deposit shall not carry any interest. The Licensee further agree to pay to the Licensor, the differential/additional interest free security deposit, equal to 6 months of the License fee for the period commencing from the 37th month of the License Period, which amount will be paid by the Licensee to the Licensor, before the commencement of 35th months of the License Period (time being the essence of the agreement). And the Licensee agree to maintain with the Licensor, such Interest free, refundable Security deposit equal to 6 months’ license fee till the termination / early determination of the license created hereunder and/or till the period the Licensee hands over the licensed premises to the Licensor.

8.	The Licensee shall pay electricity charges for consumption of electricity in the licensed premises within the prescribed period as shown in the bill of respective month as per square meter installed for the purpose by the Licensor. The Licensor shall pay to the concerned authorities the requisite deposit for supply of electricity as may be required from time to time during the term of this Agreement. If any bills for electricity are issued after the expiry or earlier determination of this Agreement, for the period during which the Licensee was in occupation of the licensed premises, then the Licensee shall pay such bills forthwith.

9.

It is expressly agreed that by reason of the demand or payment of the electricity or the use of the Licensor’s fittings in the licensed premises, the Licensee shall not be deemed to have any right in, over and upon the licensed premises other than as

Licensee in respect of the licensed premises as the Licensor has given to the Licensee the licensed premises with aforesaid facilities strictly on leave and license basis.

10.	The Licensee shall not induct any person in the licensed premises as the License is granted only to the Licensee for its own use. The Licensee is neither entitled to transfer the benefit of this Agreement to any person nor permit any other person to occupy the licensed premises or any part thereof save and except its affiliates and group companies, etc as provided under clause 14(g) of these presents.

11.	The possession and control of the licensed premises shall always remain exclusively with the Licensor and only the Licensee is permitted to use the licensed premises under this Agreement. Nothing herein contained shall be construed as creating any right, interest, easement, tenancy or sub-tenancy in favour of the Licensee in, over or upon the licensed premises other than the permission given to the Licensee to use the licensed premises. The Licensee shall not be deemed to be in exclusive occupation of the licensed premises and the Licensor and their authorized representative/s shall at all reasonable times and upon giving an advance notice in writing to the Licensee, have free and unobstructed access to the licensed premises to inspect the same. It is the express, real and true intention of the parties hereto that this Agreement shall be a mere license and there is no intention on either part to create a tenancy of the licensed premises in favour of the Licensee and the Licensee has expressly assured and represented to the Licensor that the Licensee has no intention of claiming and will not at any time claim tenancy rights in the licensed premises and that the Licensee will quit, vacate and hand over quiet, vacant and peaceful possession of the licensed premises on the expiration of this Agreement or its earlier determination and that it is on the faith of the express assurances given and representation made by the Licensee and believing the same to be true that the Licensor has in good faith entered into this Leave and License Agreement with the Licensee.

12.	The Licensee shall quit, vacate and remove itself, its belonging including its furniture, together with its staff members, employees, agents, servants and all person/s claiming through it the use of the licensed premises, on expiry of the license under this Agreement or sooner determination hereof, as the case may be, time being the essence of this Agreement. At such time the Licensee shall deliver back to the Licensor the licensed premises in the same condition in which the same have been handed over by the Licensor to the Licensee (normal wear and tear excepted), on the execution of these presents. The Licensee shall remove all persons using the licensed premises and all their belongings, furniture, articles and things from the licensed premises. On such expiry or sooner determination of the license, the Licensee and its servants, agents and other persons using the licensed premises shall be trespassers and on their failure to vacate the licensed premises, the Licensor shall be entitled to remove them and also to prevent them from entering the licensed premises.

13.	The Licensee hereby agrees and undertakes with the Licensor as follows:

(a)	It shall not store in the licensed premises any combustible or hazardous material at any time hereafter.

(b)	It shall not use the licensed premises in any manner which may cause nuisance or annoyance to the owners/occupiers of the premises in the said building.

(c)	It shall keep the licensed premises in good and tenantable order and condition (reasonable wear and tear excepted).

(d)	It shall, on termination and/or sooner determination of the license granted herein, hand over to the Licensor, the possession of the said premises in the same order and condition as it was when the Licensee is put in possession of the licensed premises but subject to what is stated hereinafter.

(e)	It shall be entitled:

(i)	To carry out the work of renovation and re-decoration of the interior of the said premises and carry out such alterations as may be required by the Licensee for making the licensed premises as its office premises;

(ii)	To install air conditioners in the said premises and to carry out work for that purpose, as also gas connections and all other amenities as may be required and for that purpose to fix the necessary pipes, fittings and fixtures in the said premises and/or otherwise in the said building as may be necessary;

These sub-clauses (i) and (ii) will be treated as the Licensor’s consent in wiring as contemplated by the law.

(f)	It shall be entitled to bring its own furniture, fixtures or fittings in the licensed premises and shall remove the same peacefully on expiration of license by efflux of time or sooner determination thereof, as the case may be.

(g)	Not to sub-let or give on leave and license basis or on any other basis, the said premises or any part/portion thereof nor the Licensee will permit any one else to use and/or occupy the said premises or any part or portion thereof, except it shall have the permission to assign and/or sub-license /under license basis the said premises or any part or portion thereof, to any company into or with which the Licensee is merged or consolidated or to any company which shall be affiliate, subsidiary, parent, acquirer or successor of the Licensee without being required to obtain the consent of the Licensor subject to the condition that the Licensee shall be responsible for the due and proper compliances of all the terms and conditions here of and that the Licensee shall pay all additional taxes and all other liabilities and obligations arising due to such assign and/or sub- license /under license basis of the License by the Licensee as herein provided.

14.	The Licensee shall observe, abide by and/or otherwise comply with the rules, regulations of Brihanmumbai Municipal Corporation (“BMC”) and for the time being in force and the bye-laws of the proposed Corporate Body or Society or Condominium of the owners of office units in the said building as and when formed and in so far as and to the extent they are required to be observed, performed and complied with by the Licensee as occupant of the licensed premises and/or relating to the use thereof. It shall not do or suffer to be done anything whereby the Licensor’s right to the licensed premises is prejudiced, forfeited or extinguished.

15.	The Licensee shall keep all the articles, furniture, fixtures or valuables (if it so keeps) in the licensed premises and parking the cars at its own risks and the Licensee shall not hold the Licensor responsible or liable for any theft, burglary or housebreaking, damage, destruction or loss. The Licensor have provided guards and security in the common areas of the building and its surrounding areas within the compound of the building.

16.	During the validity of this agreement and till the date the Licensee handovers the Licensed Premises in the same status and condition as it is mentioned in this Agreement, the Licensee shall, at its own costs and expenses, keep insured all its persons, employees, contractors, guests, servants, visitors and all others using the Licensed Premises and when within the said building in which the Licensed Premises is situated including all furniture, fixtures, fittings, articles, chattels, etc. lying in the Licensed Premises installed by and belonging to the licensee, against all kinds of losses, damages etc., including injury and/or loss of life due to any reason/s whatsoever, whether by fire and/or due to any other risks, whether caused within the Licensed Premises and/or in the building in which the Licensed Premises is situated.

17.	The Licensor shall not be liable to compensate the Licensee for any damage and/or loss which the Licensee and/or its staff members may suffer by reason of any rain, storm, tempest, earthquake, fire, any act and/or incident occurring in the licensed premises resulting into loss of life and/or bodily injury to any person from any cause whatever, and/or destruction of any property of the Licensee in the licensed premises, except that the Licensor shall compensate the Licensee for any damage or loss caused on account of negligent, illegal or unsafe practices followed or failure by the Licensor to fulfill its obligations hereunder or any behaviour contrary to the legal and/or customary business practices followed by the Licensor.

18.	In the event of the licensed premises or any part thereof is destroyed or damaged or rendered unusable or inappropriate by fire, storm, flood, tempest, earthquake, enemies, war, riot, civil commotion, strike, lockout, labour unrest, political unrest, actions of decree of governmental authorities whether by regulation, administrative action or otherwise, acts of terrorism or in the event that any irresistible force or in general, any act beyond the control of the Licensee such as change in business condition or act of God make the occupation of the office unfeasible, then in that event the Licensee shall give written notice to immediately terminate the License Agreement and the Licensor shall immediately refund to the Licensee the balance of the security deposit and any advance rent paid by the Licensee to the Licensor for the unexpired period of the license and the Licensee will hand over the vacant charge of the License premises as per what is mentioned in this agreement.

19.	The Licensor hereby represent and declare that:

(a)	It is absolutely entitled to the licensed premises.

(b)	It has not created any charge or encumbrance of whatsoever nature on the said licensed premises nor has it created any tenancy or leave and license or any right in favour of any one in respect of the licensed premises nor shall they create or purport to create any such charge or encumbrance hereafter.

(c)	It has not entered into any Agreement for Sale of the licensed premises in favour of any person or party and it agrees not to sell, transfer, or assign the Licensor’s ownership rights in respect of the licensed premises to any person or party.

(d)	It has not committed breach of any of the rules and regulations.

(e)	It agrees to observe and perform all the terms and conditions and stipulations of all documents under which the

Licensor derive title to the premises.

(f)	It agrees to permit the Licensee to use and occupy the licensed premises without any hindrance or obstruction of any nature whatsoever 24x7 on all days as long as the Licensee pays the license fee as hereinabove provided and observes and performs all the terms, conditions and covenants contained.

(g)	It agrees to permit the Licensee to install further furniture and fixtures in the licensed premises in order to suit its purpose.

(h)	It agrees to permit the Licensee to carry out all the requisite renovations to the licensed premises provided the Licensee complies with the conditions laid down by the Licensor and to indemnify the Licensor and keep the Licensor indemnified from and against any breach.

(i)	It agrees to insure and keep insured the said premises except in case where the insurance has been taken out by the body or association of the building.

(j)	It agrees for upkeep of elevators, lobby, garage, building exteriors, painting and to maintain the licensed premises and the structure of the building safe, usable and suitable for the Licensee to conduct business.

20.	In the event the Licensor sells and/or transfers its right, title or interest in the said premises as a whole or in part or parts thereof to any person, then such sale or transfer shall not deprive the Licensee of the license given under these presents and the Licensee shall be entitled to use the said premises on the same terms and conditions as are contained herein. The Licensor shall cause the prospective owner or landlord to enter an agreement with the Licensee confirming the terms herein agreed including refund of the security deposit for the balance period of the license as per this agreement and the prospective owner shall be replaced as Licensor instead and in place of the present Licensor.

21.	In the event that the licensed premises are rendered unusable for any reason mentioned in the above clause, the Licensee shall be exempt from paying the license fees for such period until it has been restored to full use of the licensed premises. The Licensor hereby agrees that, if the licensed premises are rendered unusable, they will exert every effort and spare no expense to restore the premises to its original condition. If the licensed premises are rendered unusable for a period that exceeds 30 days, the Licensee shall be entitled to terminate this Agreement by giving one day notice in writing to the Licensor and the Licensor shall forthwith refund the security deposit.

22.	It is expressly agreed that the Licensee shall be bound to vacate the licensed premises on the expiry of the License Period or on sooner determination thereof as the case may be, time being the essence of this Agreement, in accordance with the terms herein.

23.	Upon expiry of the license, under this Agreement or earlier termination of the license by revocation or cancellation of the same, the Licensor shall have the right to prevent the Licensee from entering the licensed premises and/or from remaining on the licensed premises and/or from using the fittings of the Licensor. The Licensee shall also remove itself, its servants and agents and belongings from the licensed premises.

24.	Upon expiration or earlier determination of this Agreement the Licensor agrees to immediately pay back the balance of the interest free security deposit to the Licensee subject to what is mentioned in this agreement.

25.

It is expressly agreed that in the event the Licensee commits any breach, delay or default in performing any of the terms contained herein, including the condition to pay license fee on its due date, the Licensor will give 30 (thirty) days notice in writing to the Licensee calling upon the Licensee to rectify the breach, delay or default and if the Licensee does not rectify such breach, delay or default within the period of 30 (thirty) days of receipt of such written notice from the Licensor, then the Licensor will be entitled to terminate this Agreement whereupon the Licensee shall be bound to quit, vacate and hand over the peaceful charge of the licensed premises to the Licensor at the end of a further period of 30(thirty) days from the expiration of the first period of 30 (thirty) days notice served by the Licensor on the Licensee, time being the essence, and on such termination the Licensee and other person if using the licensed premises (as per what is mentioned in this Agreement) shall be trespassers and if the Licensee or any person claiming from, under, through them (as per what is mentioned in this Agreement) remains on the licensed premises then and in that event the Licensor shall be entitled, without prejudice to its rights in law, to file proceedings for recovery of the licensed premises from the Licensee in accordance with the terms hereof. Likewise if the Licensor commits any breach of its obligations hereunder, the Licensee shall give a notice of 30 (thirty) days to the Licensor and if the Licensor fails to remedy the breach, the Licensee may terminate this agreement forthwith by giving a further notice of 30 (Thirty) days’ period as it may desire and the Licensor shall be liable to immediately refund the security deposit, after deduction if any, to the Licensee on such termination.

26.	It is agreed by and between the parties hereto that on the expiration or earlier determination, for any reason whatsoever of this Leave and License Agreement, the Licensor shall refund to the Licensee (without interest) the amount of security deposit then lying with the Licensor, after deduction therefrom the unpaid license fees, if any, and such amount as may be reasonable for any damage done or caused to the licensed premises by the Licensee simultaneously with the Licensee removing its staff members and other persons and their articles from and vacating the licensed premises and giving quiet, vacant and peaceful possession thereof to the Licensor. It is, however, agreed by the Licensee that in the event of the Licensee being unable to hand over the licensed premises back to the Licensor in the manner as mentioned herein the Licensor will only and only refund the balance of the security deposit to the Licensee simultaneously against the receipt of the vacant and peaceful charge of the licensed premises as per what is mentioned herein. In such an event, the Licensee shall be liable to pay to the Licensor the applicable license fee, additionally twice the daily license fees, then applicable, for the excess period of its occupation for which the Licensee uses the said licensed premises after expiry and/or termination and/or sooner determination of the license and the Licensor will deduct such amounts from the Interest free security deposit, if the same being not paid by the Licensee to the Licensor in time, and refund the balance of the security deposit to the Licensee upon the Licensee vacating and handing over the peaceful charge of the said premises.

27.	The balance of the Interest free security deposit shall be refunded by the Licensor to the Licensee simultaneously upon the Licensee vacating the licensed premises after deducting/withholding approximate amount due and payable by the Licensee to the Licensor towards the license fees and other outgoings, in respect of the licensed premises and what is mentioned herein. In the event of the Licensor being unable/unwilling to refund the Interest free security deposit or the balance thereof, as may be remaining due, as stated above, the Licensee will not vacate the licensed premises till the security deposit or balance thereof as may be remaining due as stated above is refunded in full by the Licensor to the Licensee. In such an event, the Licensee shall not be required to pay to the Licensor the monthly license fees for the period of its occupation for which the Licensor was unwilling / unable to refund the above security deposit to the Licensee. However, continued occupation of the licensed premises by the Licensee under such circumstances shall not be deemed to be an extension or renewal of the License and shall in no way reduce the Licensor’s obligation to repay the security deposit in full.

28.	In alternate to what is mentioned in the above clause, in case the Licensor does not refund the said amount to the Licensee, the Licensee shall be entitled to refund of balance of the interest free security deposit (less permissible deductions as mentioned above) of with interest thereon calculated at the rate of 12 (twelve) per cent per annum from the date on which the Licensee has vacated and has given possession of the licensed premises to the Licensor until payment.

29.	The Licensee shall be allowed to prominently display its name plate and / or insignia at the main entrance signage directory i.e. at lobby (Ground Floor) and at the respective common floor lobby as per the design and location approved by the Licensor. The size and the position of the signage shall be mutually discussed and agreed upon by and between the Parties hereto. The Licensee shall be responsible for the due and proper compliances of all laws relating to such display and the Licensee shall be responsible for procuring of all such approvals, permissions, sanctions, etc. as may be required for the purposes at its own costs, risks and consequences and for due and proper compliances of all the terms and conditions thereof and the Licensee further indemnifies and keep indemnified saved and harmless the Licensor and the Licensed Premises of, from and against all costs, charges, risks consequences, damages, losses claims etc. in respect of such signage. It is clearly, unconditionally and irrevocably agreed and understood that in any event the licensee shall not be entitled to install any name board/ hording on the exterior of the aforesaid commercial building.

30.	Notwithstanding anything to the contrary contained in this Agreement, it is agreed by and between the Parties hereto that all kinds of taxes (present and future) including service tax and all other taxes, etc. (other than the current/present Property tax which has been discussed separately herein above and the Licensor’s income tax) applicable to the license fee, maintenance charges and all other amounts, which are payable by the Licensee to the Licensor and/or to any third party in respect of the license herein created and/or in pursuance of this transaction herein contemplated, shall be borne and paid by the Licensee only. In the event, after the execution of this Agreement, if any other tax is levied with respect to the License fee, and all other amounts payable under this Agreement then the same shall be separately paid by the Licensee.

31.

In the event if Licensee avails any benefits pertaining to the IT/ITES operations and/or under the STPI/DoT rules and regulations then the Licensee shall de-bond the Licensed Premises on the expiry of the License Period and shall handover the same in the same state and condition as it was at the time of commencement hereof (reasonable wear and tear excepted). The

Licensee undertakes and declares that the Licensee shall indemnify the Licensor and the Licensed Premises for the same. On failure to de-bond the Premises at expiry /sooner determination /termination of the License Period, the Licensee shall pay to the Licensor twice of the license fee, then applicable, till the date of de-bonding. The Parties agree that in case of any premature termination by the Licensor, such notice shall be deemed to be de-bonding notice.

32.	The Said building is approved as an IT park and the operations permissible in the building shall be for the Software/IT/ITES companies. The Licensee undertakes and declares that the Licensee is registered as an IT/ITES user company under the STPI / DIT rules and regulations and will provide the necessary documentation to qualify as approved user under the said rules and regulations of IT/ITES policy as per the notifications and amendments thereon circulated time to time as and when required by the Licensor. The Licensee further undertakes that the Licensee shall duly perform and comply all the term/s, condition/s of all the approval/s, permission/s, NOC obtained by the Licensee to conduct the IT / ITES operations from the Licensed Premises under the STPI / DIT rules and regulations.

The Licensee further declares that the Licensee shall be liable and responsible and shall keep indemnified to the Licensor for all the costs damage/s. losses, risks and consequences caused due to all its acts, omission/s, commission/s and non-performance, non-compliances of the terms and/or condition/s of the rule and regulations of the STPI / DIT and shall indemnify the Licensor and the Licensed Premises for the same.

33.	The Licensee declares that even though it does not have the Paid up share capital of Rs. 1,00,00,000/- (Rupees One Crore Only) and/or above, it shall not be entitled to claim any protection or any other right/s under Maharashtra Rent Control Act, 1999 (and/or any other statutory enactment thereto and/or any other acts, ruling, judgments etc. giving effect to the same), as it is the mere intention of both the parties to this Agreement that this license is only a permissible personal right given by the Licensor to the Licensee for use of the said Licensed Premises for its own office purpose without creating any right, other than the usage under this Leave and License Agreement, title or interest of any nature whatsoever in favour of the Licensee in respect of the said Licensed Premises.

34.	The Agreement for Leave and License is compulsorily required to be registered as per the provision of the Maharashtra Rent Control Act, 1999. The Licensor shall lodge this Agreement for registration with the Sub-Registrar of Assurances at Mumbai and the Licensee shall admit the execution thereof within the prescribed period. The Licensee shall pay the stamp duty, the registration charges etc., payable on this Agreement and that the Licensor shall not be liable or responsible for the same in any manner whatsoever. The registration of this Agreement is in compliance of the provisions of the said Act and shall not be construed as intention to create any interest in the licensed premises in favour of the Licensee.

35.	Any notice required to be given hereunder shall be sufficiently served on the Licensor, if forwarded by Registered Post A.D. to the Licensor aforementioned address and on the Licensee if forwarded by Registered Post A.D. to the Licensee’s aforementioned office in Mumbai and notice sent by post as aforesaid shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

36.	The parties hereto acknowledge, declare and confirm that this Agreement represents the entire understanding between the parties hereto regarding the subject matter hereof and no alterations, additions or modifications hereto shall be valid and binding unless the same are reduced to writing and signed by both the parties.

IN WITNESS WHEREOF the parties hereto have hereunto set and subscribed their respective hands and seals on the day and year first hereinabove written.

SIGNED, SEALED AND DELIVERED BY

THE WITHINNAMED LICENSOR

M/S. LAKE VIEW DEVELOPERS

BY HAND OF ITS PARTNER

KAMAL N. HIRANDANI

IN THE PRESENCE OF

1.	MARRISH MISHTA

2.	SARITOSH RAO

MARRISH GUPTA

SIGNED, SEALED AND DELIVERED BY

THE WITHINNAMED LICENSEE

LIONBRIDGE TECHNOLOGIES PVT. LTD.

BY HAND OF

SARATH CHANDRA DIVELLA

IN THE PRESENCE OF

1.	VENKATESH IYER

2.	NAGESH GADIYAR

Annexure -1

Illustrative License Fee (inclusive of maintenance charges)Table for the License Period -

	License Period	Monthly License Fee payable to the Licensor (in INR).	Annual License Fee payable to the Licensor (in INR).
LOCK-IN PERIOD	01/01/2011 to 31/12/2011	Rs.72,32,797/- (Rupees Seventy-two Lakh Thirty-two Thousand Seven Hundred and Ninety-seven Only) per month plus service tax as applicable.	Rs.8,67,93,564/- (Rupees Eight Crore Sixty-seven Lakhs ninety-three Thousnd Five hundred and Sixty-four Only) per annum.

	01/01/2012 to 31/12/2012	Rs.75,94,437/- (Rupees Seventy-Five Lakh Ninety-four Thousand Four hundred and Thirty-seven Only) per month plus service tax as applicable.	Rs.9,11,33,244/- (Rupees Nine Crore Eleven Lakh Thirty-three Thousand Two Hundred and Fourty-four Only) per annum.

	01/01/2013 to 31/12/2013	Rs.79, 74,159/- (Rupees Seventy-Nine Lakh Seventy-four Thousand One Hundred and Fifty-nine Only) per month plus service tax as applicable.	Rs.9,56,89,908/- (Rupees Nine Crore fifty-six Lakh Eighty-nine Thousand Nine Hundred and Eight Only) per annum.

Optional Extension period	01/01/2014 to 31/12/2014	Rs.90,75,804/- (Rupees Ninety Lakh Seventy-five Thousand Eight Hundred and Four Only) per month plus service tax as applicable.	Rs.10,89,09,648/- (Rupees Ten Crore Eighty-nine Lakh Nine Thousand Six hundred and Forty-eight Only) per annum.

	01/01/2015 to 31/12/2015	Rs.95,29,594/- (Rupees Ninety-Five Lakh Twenty-nine Thousand Five Hundred and Ninety-four Only) per month plus service tax as applicable.	Rs.11,43,55,128/- (Rupees Eleven Crore Forty-three Lakh Fifty-five Thousand One Hundred and Twenty-eight Only.